UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                              _____________________

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 21, 2006


                              KEY TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

           OREGON                      0-21820                 93-0822509
           ------                      -------                 ----------
(State or other jurisdiction    (Commission File Number)     (IRS Employer
     of incorporation)                                    Identification No.)

                                150 Avery Street
                          Walla Walla, Washington                99362
               (Address of principal executive offices)       (Zip Code)

                                 (509) 529-2161
              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 2.05         Costs Associated with Exit or Disposal Activities

     On September 21, 2006, the Company announced that, as part of the Company's plan to maximize its resources and achieve greater overall cost-effectiveness, the Freshline Machines manufacturing and engineering operations in Sydney, Australia will be closed effective September 30, 2006 and integrated into existing operations in Walla Walla, Washington. The Company will maintain its sales and service offices in Sydney and Melbourne, Australia for the full line of the Company's products in that market.

     The Company estimates that the total costs incurred in association with the closing of the Freshline Machines business will be approximately $275,000, with severance and other employee-related costs comprising approximately $44,000 and non-employee exit costs accounting for approximately $231,000. The charge that will result in future cash expenditures is estimated to be $86,000.

     In addition, the Company's engineering facilities at Medford, Oregon will be consolidated into the Company's facilities in Walla Walla, Washington. The move will begin immediately and is expected to be completed early in 2007. A small number of aftermarket and service personnel will remain in Medford, Oregon.

     The Company estimates that the total costs incurred in association with the consolidation of the Medford facilities will be approximately $500,000, all of which the Company estimates will be severance and employee related. The Company estimates future cash expenditures to be approximately $433,000.

     The press release announcing the above actions is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01         Other Events

     The Company has agreed in principle to sell its 50% interest in InspX LLC ("InspX"), a jointly owned manufacturer of x-ray inspection systems formed in 2004, to that entity. Under the terms of the agreement, Key will receive $1.5 million in a combination of cash and secured notes, plus rights to a contingent payment based upon future performance of the business. The transaction, expected to close early in the first quarter of fiscal 2007, is expected to result in a nominal gain that will not materially impact fiscal 2007 results.

     The press release announcing the InspX transaction is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits

         (d)      Exhibits.

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.   Description
-----------   -----------
99.1          Press Release dated September 21, 2006 titled
              "Key Technology Announces Cost Reduction Measures"

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           KEY TECHNOLOGY, INC.

                           By:  Ronald W. Burgess
                           --------------------------------------------------
                           Ronald W. Burgess
                           Senior Vice President and Chief Financial Officer

Dated: September 21, 2006

                                  EXHIBIT INDEX


Exhibit No.    Description
-----------    -----------
99.1           Press Release dated September 21, 2006 titled
               "Key Technology Announces Cost Reduction Measures"